                            Northeast Generating LLC
                Consolidated ratio of earnings to fixed charges
                                Exhibit No. 12.1

                                                    April 27,1999          For the three
                                                   (Inception) to          months ended
                                                    Dec. 31, 1999         March 31, 2000
                                                 -----------------------------------------

Earnings:
 Income before taxes                                         $54,347               $48,945
 Add: Fixed Charges                                           30,074                20,970
                                                    -----------------------------------------
                                                              84,421                69,915
                                                    -----------------------------------------
Fixed Charges:
 Interest expense                                             26,410                17,769
 Amortization of debt costs                                    3,664                 3,201
                                                    -----------------------------------------
                                                             $30,074               $20,970
                                                    -----------------------------------------

Ratio of earnings to fixed charges                              2.81                  3.33
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